Exhibit 10.1

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTORS STOCK PLAN

*****

PLAN DOCUMENT

As amended through May 21, 2008

First Midwest Bancorp, Inc.

Non-Employee Directors Stock Plan

Plan Document

Table of Contents

SECTION 1 – ESTABLISHMENT, PURPOSES AND EFFECTIVE DATE OF PLAN	A-1

1.1 – Establishment	A-1
1.2 – Purposes	A-1
1.3 – Effective Date	A-1

SECTION 2 – DEFINITIONS	A-1

SECTION 3 – PARTICIPATION, ADMINISTRATION AND AWARD AGREEMENTS	A-3

3.1 – Participation	A-3
3.2 – Administration	A-3
3.3 – Award Agreements	A-3

SECTION 4 – COMMON STOCK AVAILABLE	A-3

4.1 – Number	A-3
4.1 – Unused Stock	A-3
4.3 – Adjustment in Capitalization	A-3

SECTION 5 – Awards	A-4

5.1 – Grant of Options	A-4
5.2 – Grant of Stock Appreciation Rights	A-4
5.3 – Grant of Restricted Stock or Restricted Stock Units	A-4
5.4 – Grant of Other Awards	A-4

SECTION 6 – COORDINATION WITH OMNIBUS STOCK AND INCENTIVE PLAN	A-5

6.1 – Change-in-Control	A-5
6.2 – Limited Transferability of Options Beneficiary Designations	A-5

SECTION 7 – AMENDMENT AND TERMINATION	A-5

7.1 – Amendment, Modification or Termination of the Plan	A-5
7.2 – Amendment or Modification of Awards	A-5

SECTION 8 – MISCELLANEOUS	A-5

8.1 – Rights of Directors	A-5
8.2 – Indemnification	A-6
8.3 – Requirements of Law	A-6
8.4 – Governing Law	A-6

FIRST MIDWEST BANCORP, INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTORS STOCK PLAN

Plan Document

Section 1.     Establishment, Purposes and Effective Date

1.1 Establishment. First Midwest Bancorp, Inc., a Delaware corporation (the “Company” or “FMBI”), hereby amends and restates the “FIRST MIDWEST BANCORP, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN” (as last amended on May 20, 2003) as the “FIRST MIDWEST BANCORP, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN”.

1.2 Purposes. The purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company to provide a Non-Employee Director compensation program that attracts and retains the services of sophisticated and qualified independent directors whose judgment, initiative, leadership, and efforts are important to the success of the Company, as well as by aligning the interest of the Company’s Non-Employee Directors with those of the Company’s stockholders.

1.3 Effective Date. The Plan, as amended and restated, shall become effective immediately upon receipt of approval by the Company’s stockholders on May 21, 2008.

Section 2.     Definitions

As used herein, the following terms shall have the meanings hereinafter set forth:

(a) “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Other Award granted under this Plan.

(b) “Award Agreement” means the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board or such other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of two or more members, each of whom shall qualify as a “non-employee director,” as the term (or similar or successor term) is defined by Rule 16b-3.

(f) “Common Stock” means the common stock, par value $.01 per share, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Subsection 4.3.

(g) “Effective Date” means May 21, 2008, the date on which the Plan is approved by the Company’s stockholders.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” shall have the meaning set forth in the Omnibus Plan.

(j) “Gain Deferral Plan” means the “FIRST MIDWEST BANCORP, INC. STOCK OPTION GAIN DEFERRAL PLAN” as such plan may be amended from time to time and which is only available to certain non-employee directors who were participants in such plan prior to January 1, 2005.

(k) “Non-Employee Director” means any person who is a member of the Board and who is not, as of the applicable Award grant date, an employee of the Company or any of its subsidiaries. A Non-Employee Director who, with the approval of the Board, enters into a “Continuing Participant Agreement” with the Company effective upon such person ceasing to be a member of the Board shall continue to be deemed to be a Non-Employee Director for purposes of the Plan and shall not be deemed to incur a cessation of directorship during the term of such “Continuing Participant Agreement”.

(l) “Omnibus Plan” means the “FIRST MIDWEST BANCORP, INC. OMNIBUS STOCK AND INCENTIVE PLAN”, as such plan may be amended from time to time.

(m) “Option” means the right to purchase shares of Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option is a “Nonstatutory (Nonqualified) Stock Option,” or “NSO” as defined by Code Section 422.

(n) “Other Award” means an Award, other than a Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit granted under this Plan, including the right to receive shares of Common Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation plan established from time to time by the Company.

(o) “Plan” means the “FIRST MIDWEST BANCORP, INC. AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS STOCK PLAN” as set forth herein and any amendments hereto.

(p) “Restricted Stock” means shares of Common Stock granted to a Non-Employee Director pursuant to Subsection 5.3 of the Plan.

(q) “Restricted Stock Unit” means a right to receive a payment equal to the value of a share of Common Stock, pursuant to Subsection 5.3 of the Plan.

(r) “Retirement” means termination of the Non-Employee Director’s Board membership upon the expiration of the Non-Employee Director’s term of office (unless such Non-Employee Director is then elected for another term of office), or upon such other circumstances as the Board may in its discretion determine to constitute “Retirement”.

(s) “Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

(t) “Stock Appreciation Right” and “SAR” mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Common Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Section 3.     Participation, Administration and Award Agreements

3.1 Participation. Each Non-Employee Director as of the Effective Date and each person who becomes a Non-Employee Director after the Effective Date shall be eligible to participate in the Plan.

3.2 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan. The Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board may act as the Committee hereunder.

3.3 Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee.

Section 4.     Common Stock Available

4.1 Number. The total number of shares of Common Stock subject to issuance under this Plan, and subject to adjustment upon occurrence of any of the events indicated in Subsection 4.3, may not exceed 200,000 plus the number of shares of Common Stock subject to Awards outstanding as of the Effective Date. The Common Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose.

4.2 Unused Stock. In the event an Option expires or terminates for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Common Stock related to the Option are not issued (including as the result of a share-for-share exercise or the use of shares for withholding taxes, if any), the shares of Common Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) remain available for issuance under the Plan. In the event an Award is forfeited for any reason, or settled in cash in lieu of Common Stock or in a manner such that some or all of the shares of Common Stock related to the Award are not issued (including as a result of the use of shares for tax withholding), such shares of Common Stock shall (unless the Plan shall have terminated) remain available for issuance under the Plan.

4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Common Stock subject to an Award to be granted or outstanding pursuant to the Plan, and/or the stated exercise price (if applicable), shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

Section 5.     Awards

5.1 Grant of Options. Subject to the provisions of Sections 4 and 6, Options may be granted to Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Non-Employee Director.

(a) No Option granted pursuant to the Plan shall have an exercise price that is less than the Fair Market Value of the Common Stock on the date the Option is granted.

(b) Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all participants.

(c) Options may be exercised in the manner set forth in the Omnibus Plan. The exercise price payable upon the exercise of an Option by a Non-Employee Director who has a deferral election in effect under the Gain Deferral Plan shall be made solely by tendering previously-acquired shares of Common Stock.

(d) Each Option shall vest and become exercisable as determined by the Committee, including vesting terms upon termination of service to the Board due to death, disability or retirement. Once vested, Options shall expire upon the date which is three years following termination of the Non-Employee Director’s service to the Board for any reason; provided, however, in no event may any Option be exercised beyond the tenth anniversary of its date of grant, or such shorter period which may be set forth in the Award Agreement.

5.2 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 4 and 6, Stock Appreciation Rights (“SARs”) may be granted to Non-Employee Directors at any time and from time to time as shall be determined by the Committee. An SAR may be granted at the discretion of the Committee in any of the following forms in connection with previously awarded Options: (a) in lieu of Options; (b) in addition to Options; (c) upon lapse of Options and; (d) independent of Options. The terms, conditions and material provisions of an Award of SARs issued to a Non-Employee Director shall be made in accordance with and subject to the provisions relating to SARs set forth in the Omnibus Plan.

5.3 Grant of Restricted Stock or Restricted Stock Units. Subject to the provisions of Sections 4 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock or Restricted Stock Units under the Plan to Non-Employee Directors and in such amounts as it shall determine. Each grant of Restricted Stock or Restricted Stock Units shall be in writing. The Committee, in its discretion, may permit a Non-Employee Director to defer receipt of any Restricted Stock Units beyond the expiration of any applicable period of restriction. The terms, conditions and material provisions of an Award of shares of Restricted Stock or Restricted Stock Units issued to a Non-Employee Director shall be made in accordance with and subject to the provisions relating to shares of Restricted Stock or Restricted Stock Units set forth in the Omnibus Plan.

5.4 Grant of Other Awards. Subject to the provisions of Sections 4 and 6, Other Awards may be granted to Non-Employee Directors at any time and from time to time as shall be determined by the Committee. The terms, conditions and material provisions of an Other Award issued to a

Non-Employee Director shall be made in accordance with and subject to the provisions relating to Other Awards set forth in the Omnibus Plan.

Section 6.     Coordination with Omnibus Stock and Incentive Plan

The following provisions of the Omnibus Plan, shall be applicable to the Director Options as if such provisions were set forth in this Plan in full:

6.1 Change-in-Control. For purposes of this Plan, a “Change-in-Control” shall be deemed to have occurred on the date a Change-in-Control occurs under the Omnibus Plan. In the event of a Change-in-Control of the Company, all Awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, the restrictions applicable to Restricted Stock shall terminate and all Other Awards shall be paid out based on the terms thereof.

6.2 Limited Transferability of Awards; Beneficiary Designations. No Award granted under this Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Board may, in its discretion, authorize all or a portion of an Award to be on terms which permit the transfer by the Non-Employee Director to the extent the Committee under the Omnibus Plan may permit such transfers. Non-Employee Directors may designate beneficiaries with respect to Awards granted hereunder on the same basis as applicable to awards under the Omnibus Plan.

Section 7.     Amendment and Termination

7.1 Amendment, Modification or Termination of the Plan. The Committee, or any committee to the extent authorized by the Board, may make such modifications to, or may terminate, the Plan as it shall deem advisable; provided, however, that except as contemplated by Subsection 4.3, no modification that increases the number of shares of Common Stock subject to issuance under the Plan or that amends the provisions of Subsection 7.2 to remove the prohibition regarding Award re-pricing shall be made without approval of the Company’s shareholders; and provided, further, that no modification or termination shall adversely affect the rights under any Award then outstanding without the written consent of the holder.

7.2 Amendment or Modification of Awards. The Committee, or any committee to the extent authorized by the Board, may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid. Notwithstanding the foregoing or any other provision of this Plan, except in circumstances described in Subsection 4.3, the terms and outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs, or exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, without shareholder approval.

Section 8.     Miscellaneous

8.1 Rights of Directors. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to continue to serve as a member of the Board or otherwise to be retained in the service of the Company.

8.2 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against such member, provided such member shall give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

8.3 Requirements of Law. The granting of Awards and the issuance of Common Stock with respect to an Award, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.